VARIABLE ANNUITY BIOTECHNOLOGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.7%

XOMA Ltd.*†

32,017

$          82,924

Dendreon Corp.*†

17,034

82,104

Genentech, Inc.*†

18,686 $

1,516,930

Indevus Pharmaceuticals,

Gilead Sciences, Inc.*†

21,335

1,099,393

Inc.*†

16,956

80,880

Celgene Corp.*†

15,902

974,634

Acadia Pharmaceuticals, Inc.*†

8,449

76,548

Amgen, Inc.*†

23,022

961,859

Neurocrine Biosciences, Inc.*†

13,163

71,080

Biogen Idec, Inc.*†

10,686

659,219

Metabolix, Inc.*†

5,256

57,553

Genzyme Corp.*

8,843

659,157

Omrix Biopharmaceuticals,

Millennium Pharmaceuticals,

Inc.*†

3,543

49,602

Inc.*†

21,842

337,677

Progenics Pharmaceuticals,

Cephalon, Inc.*†

4,647

299,267

Inc.*†

6,489

42,373

ImClone Systems, Inc.*†

6,924

293,716

Vanda Pharmaceuticals, Inc.*†

10,334

39,993

Vertex Pharmaceuticals, Inc.*†

11,595

277,005

Keryx Biopharmaceuticals,

Amylin Pharmaceuticals, Inc.*†

9,409

274,837

Inc.*

11,189

________

6,713

BioMarin Pharmaceuticals,

Total Common Stocks

Inc.*†

7,670

271,288

(Cost $9,302,361)

________

12,308,953

Alexion Pharmaceuticals,

Inc.*†

3,624

214,903

Face

OSI Pharmaceuticals, Inc.*†

5,665

211,814

Amount

United Therapeutics Corp.*†

2,315

200,711

REPURCHASE AGREEMENTS 4.5%

Myriad Genetics, Inc.*†

4,636

186,784

Collaterized by U.S. Treasury

LifeCell Corp.*†

4,372

183,755

Obligations

Applera Corp. - Celera

Lehman Brothers Holdings, Inc.

Group*†

10,951

160,980

issued 03/31/08 at 1.15% due

Cepheid, Inc.*†

6,445

157,194

04/01/08

$

123,295

________

123,295

Isis Pharmaceuticals, Inc.*†

11,000

155,210

Total Repurchase Agreements

Savient Pharmaceuticals, Inc.*†

7,623

152,460

(Cost $123,295)

________

123,295

Medarex, Inc.*†

16,947

149,981

SECURITIES LENDING COLLATERAL 53.0%

Regeneron Pharmaceuticals,

Investment in Securities Lending Short

Inc.*†

7,815

149,970

Term*

Alkermes, Inc.*

12,615

149,866

Investment Portfolio held

Martek Biosciences Corp.*†

4,765

145,666

by U.S. Bank

6,551,159

________

6,551,159

Onyx Pharmaceuticals, Inc.*†

5,010

145,440

Cubist Pharmaceuticals, Inc.*†

7,852

144,634

Total Securities Lending Collateral

Incyte Corp.*†

13,206

138,795

(Cost $6,551,159)

______

6,551,159

PDL BioPharma, Inc.*†

12,998

137,649

Total Investments 153.7%

Alnylam Pharmaceuticals,

(Cost $15,976,815)

$

_________

18,983,407

Inc.*†

5,442

132,785

Seattle Genetics, Inc.*

12,474

113,513

Liabilities in Excess of Other

Zymogenetics, Inc.*†

11,240

110,152

Assets – (53.7)%

$

(6,629,585)

_________

MannKind Corp.*†

17,384

103,782

Net Assets – 100.0%

$

12,353,822

InterMune, Inc.*†

6,937

101,141

*

Non-Income Producing Security.

Enzon Pharmaceuticals, Inc.*†

10,588

97,515

†

All or a portion of this security is on loan at March 31, 2008.

Human Genome Sciences,

Inc.*†

16,552

97,491

Arena Pharmaceuticals, Inc.*†

14,175

96,957

Acorda Therapeutics, Inc.*†

5,392

96,786

Genomic Health, Inc.*†

5,004

94,526

Geron Corp.*†

18,586

90,700

CV Therapeutics, Inc.*

12,199

86,979

Array Biopharma, Inc.*†

12,277

86,062

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